UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 339-6011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange
Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2024, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with the guarantors named therein (the “Guarantors”) and Morgan Stanley & Co. LLC , as representative of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale by the Issuers of $1,200 million in aggregate principal amount of their 6.125% First Lien Senior Secured Notes due 2029 (the “Notes”), in a private offering to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act.

The Notes and the related guarantees have not been and will not be registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

The Notes will be first lien senior secured obligations of the Issuers, guaranteed fully and unconditionally, and jointly and severally, on a senior secured basis by Restaurant Brands International Limited Partnership, a limited partnership organized under the laws of British Columbia and an indirect parent of the Issuer (“Holdings”), and each of Holdings’ wholly-owned subsidiaries that also guarantee the Issuers’ obligations under the Issuers’ existing senior secured credit facilities.

The Purchase Agreement contains customary representations, warranties and covenants by the Issuers and the Guarantors together with customary closing conditions. Under the terms of the Purchase Agreement, the Issuers and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities. The offering of the Notes (the “Notes Offering”) is expected to close on or about June 17, 2024, in accordance with the terms of the Purchase Agreement.

The Company expects to use the net proceeds from the oﬀering of the Notes to refinance a portion of the Issuers’ existing term loan B facility, pay related fees and expenses and for general corporate purposes.

Item 8.01 Other Events

On June 6, 2024, the Company issued a press release to announce the launch of the Notes Offering and a separate press release to announce the pricing of the Notes Offering and the re-pricing of the term loan B facility. A copy of each of the press releases is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Launch press release issued by the Company on June 6, 2024.
99.2	Pricing press release issued by the Company on June 6, 2024.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: June 6, 2024	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary